Exhibit 23




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








ASA International Ltd.
Framingham, Massachusetts




     We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated February 27, 2004, relating to the consolidated financial statements of ASA International Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.




/s/ Sansiveri, Kimball & McNamee, L.L.P.
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Sansiveri, Kimball & McNamee, L.L.P.


Providence, Rhode Island
March 30, 2004